UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 9, 2010
Spirit AeroSystems Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 South Oliver, Wichita, Kansas	67210

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (316) 526-9000
N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) (c) On June 9, 2010, Spirit AeroSystems Holdings, Inc. (the “Company”) appointed Mr. Hector F. Cortez, the Company’s Assistant Controller, to serve as the Company’s Interim Corporate Controller, replacing Mr. D. Randolph Davis, who departed from his position as Corporate Controller and the principal accounting officer of the Company. As Interim Corporate Controller, Mr. Cortez will perform the functions of principal accounting officer on an interim basis, pending a search for Mr. Davis’ permanent replacement.
     Mr. Cortez, 39, joined the Company as Director of Corporate Accounting and Financial Reporting in June 2006 and was promoted to Assistant Controller in August 2009. From August 2005 until June 2006, Mr. Cortez was the Manager of Financial Reporting for Vought Aircraft Industries, Inc. in Dallas, Texas. Mr. Cortez began working for Vought in December 2003 as a Senior Financial Analyst and served in a variety of accounting and finance positions with increasing responsibility during his tenure there. Mr. Cortez holds a BBA in Accounting from the University of Texas at Arlington and is a Certified Public Accountant.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.
Date: June 15, 2010	By:	/s/ Michelle A. Russell
		Name:	Michelle A. Russell
		Title:	Senior Vice President, General Counsel and Secretary

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